UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2025

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Severance and Change in Control Policy
On May 12, 2025, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Avantor, Inc. (the “Company”) recommended, and the Board adopted, a severance and change in control policy (the “Severance Policy”) for certain of the Company’s senior leaders, including each of R. Brent Jones, Executive Vice President and Chief Financial Officer; Benoit Gourdier, Executive Vice President, Bioscience Production; and Claudius Sokenu, Executive Vice President and Chief Legal and Compliance Officer (together, the “Executive Officers”). The Severance Policy supersedes the terms of any severance rights that the Executive Officers are entitled to receive under their existing employment agreements.
Upon an Executive Officer’s termination of service by the Company without cause or resignation for good reason (each, as defined in the Severance Policy and a “Qualifying Termination”), the Executive Officer will be entitled to receive (x) a cash severance payment equal to 12 months of their annual base salary, their target annual bonus for the year of termination, and a target bonus for the year, prorated for the portion of the year in which termination occurs, in each case, payable in equal installments over the 12-month period following termination, and (y) 12 months of benefits continuation. In addition, in the event of a Qualifying Termination prior to May 5, 2027, any then outstanding and unvested restricted stock units (“RSUs”) and performance-based RSUs (“PSUs”) granted to the Executive Officers and certain other executives prior to adoption of the Severance Policy that are scheduled to vest on or prior to the first anniversary of the date of termination will receive service vesting credit through the first anniversary of the date of termination, with performance for the PSUs assessed based on actual performance, except where the termination rights under an existing award agreement are more beneficial than the terms under the Severance Policy.
Upon an Executive Officer’s Qualifying Termination within two years following a change in control (as defined in the Severance Policy), the Executive Officer will be entitled to receive (x) a cash severance payment equal to 24 months of their annual base salary, 2x their target annual bonus for the year of termination, and a target bonus for the year, prorated for the portion of the year in which termination occurs, in each case, payable in equal installments over the 12-month period following termination, and (y) 18 months of benefits continuation. Additionally, in the event Sections 280G or 4999 of the Internal Revenue Code, as amended (the “Code”), are triggered, the Executive Officer will have the right to receive the greater of the (x) full amount of the payments, less the 20% excise tax or (y) the maximum amount payable without triggering the 20% excise tax under the “golden parachute” provisions of Section 280G of the Code.
Issuance of Retention Awards
On May 9, 2025, the Company granted a special retention award to certain of the Company’s executive officers, including for each of the Executive Officers (the “Awards”). The Awards consist of grants of 162,866 RSUs to each of Messrs. Jones and Gourdier and 122,149 RSUs to Mr. Sokenu under the Company’s 2019 Equity Incentive Plan and represent a contingent right to receive one share of the Company’s common stock. The RSUs will vest on the second anniversary of the date of grant, subject to the applicable Executive Officer’s continued employment with the Company through such date. Upon a recipient’s termination of service, any then-unvested portion of the Award will be automatically forfeited, except that in the case of a termination of service due to death, disability or an involuntary termination without cause, any unvested RSUs will vest. In the event of a change in control, if the RSUs are not assumed, they will be deemed vested.

The foregoing description is only a summary and does not purport to be complete. This summary is subject to, and qualified in its entirety by, reference to the full text of the Severance Policy and form of RSU Award Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2025.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2025 Annual Meeting of Stockholders on May 8, 2025. The final voting results for each of the items submitted to a stockholder vote at the 2025 Annual Meeting are set forth below.
1. The stockholders elected ten directors to serve for a one-year term expiring at the Company’s 2026 Annual Meeting of Stockholders, subject to election and qualification of their successors, based on the following voting results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nominee
Juan Andres	535,329,223	89,905,990	328,911	16,883,682
John Carethers	534,174,464	91,045,729	343,931	16,883,682
Lan Kang	534,880,166	90,349,297	334,661	16,883,682
Louise Makin	535,357,582	89,870,430	336,112	16,883,682
Joseph Massaro	550,581,286	74,647,499	335,339	16,883,682
Mala Murthy	535,363,025	89,871,824	329,275	16,883,682
Jonathan Peacock	533,971,245	91,258,366	334,513	16,883,682
Michael Severino	522,900,790	102,334,173	329,161	16,883,682
Michael Stubblefield	534,133,994	69,919,065	21,511,065	16,883,682
Gregory Summe	585,751,178	39,481,366	331,580	16,883,682
2. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025, based on the following voting results:

	Votes For	Votes Against	Abstentions
Ratification of Appointment of Independent Registered Public Accounting Firm	623,488,497	18,645,583	313,726
3. The stockholders approved, on an advisory basis, the 2024 compensation of the Company’s named executive officers, based on the following voting results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Named Executive Officer Compensation	541,120,754	84,071,583	371,787	16,883,682

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: May 12, 2025	By:	/s/ Claudius Sokenu
		Name:	Claudius Sokenu
		Title:	Executive Vice President, Chief Legal and Compliance Officer